Exhibit 99.1

Contact:	Ravi Ganti Investor Relations 312-394-2348 Paul Adams Corporate Communications 410-470-4167	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES SOLID THIRD QUARTER 2013 RESULTS, NARROWS

FULL YEAR EARNINGS EXPECTATION

CHICAGO (Oct. 30, 2013) — Exelon Corporation (NYSE: EXC) announced third quarter 2013 consolidated earnings as follows:

	Third Quarter
	2013	2012
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$667	$658
Diluted Earnings per Share	$0.78	$0.77

GAAP Results:
Net Income ($ millions)	$738	$296
Diluted Earnings per Share	$0.86	$0.35

“Exelon delivered strong financial performance during the third quarter and exceeded our quarterly guidance range, thanks to contributions from all of our operating units,” said Christopher M. Crane, Exelon’s president and CEO. “Despite the impact of low energy margins, our earnings increased by $0.01 year-over-year, driven by investment in our business and strong operational performance at our generating plants. Based on our results through September and our outlook for the fourth quarter, we are narrowing our full-year operating earnings guidance range to $2.40 to $2.60 per share.”

Third Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings increased to $0.78 per share in the third quarter of 2013 from $0.77 per share in the third quarter of 2012. Earnings in third quarter 2013 primarily reflected the following positive factors:

•	Increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC market (PJM);

1

•	Merger O&M synergies;

•	Increased nuclear volumes as a result of achieving a 94.8 percent capacity factor for the third quarter of 2013, compared with 90.7 percent for the third quarter of 2012;

•	Increased distribution revenue:

•	At ComEd, due to higher allowed ROE and recovery of capital investment pursuant to the formula rate under the Energy Infrastructure Modernization Act (EIMA);

•	At BGE, due to the 2012 rate case order for electric and natural gas;

•	Decreased storms costs at BGE due to the derecho in the third quarter of 2012; and

•	Decreased income taxes primarily from an increase in investment tax credit benefits related to the AVSR solar project.

These factors were offset by:

•	Lower realized market prices for the sale of energy across all regions and higher nuclear fuel costs;

•	Less favorable weather in the ComEd and PECO territories; and

•	Increased depreciation and amortization expenses, primarily from an increase in capital expenditures across the operating companies.

Adjusted (non-GAAP) operating earnings for the third quarter of 2013 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$667	$0.78
Mark-to-Market Impact of Economic Hedging Activities	148	0.17
Unrealized Gains Related to NDT (Nuclear Decommissioning Trust) Fund Investments	24	0.03
Asset Retirement Obligation	(6)	(0.01)
Constellation Merger and Integration Costs	(26)	(0.03)
Amortization of Commodity Contract Intangibles	(41)	(0.05)
Long-Lived Asset Impairment	(28)	(0.03)

Exelon GAAP Net Income	$738	$0.86

Adjusted (non-GAAP) operating earnings for the third quarter of 2012 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$658	$0.77
Mark-to-Market Impact of Economic Hedging Activities	19	0.02
Unrealized Gains Related to NDT (Nuclear Decommissioning Trust) Fund Investments	38	0.04
Plant Retirements and Divestitures	(193)	(0.22)
Asset Retirement Obligation	(6)	(0.01)
Constellation Merger and Integration Costs	(36)	(0.04)
Amortization of Commodity Contract Intangibles	(187)	(0.21)
Amortization of the Fair Value of Certain Debt	3	—

Exelon GAAP Net Income	$296	$0.35

2

Third Quarter and Recent Highlights

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 36,165 gigawatt-hours (GWh) in the third quarter of 2013, compared with 34,581 GWh in the third quarter of 2012. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 94.8 percent capacity factor for the third quarter of 2013, compared with 90.7 percent for the third quarter of 2012. The number of planned refueling outage days totaled 43 in the third quarter of 2013 and in the third quarter of 2012. There were five non-refueling outage days in the third quarter of 2013, compared with 40 days in the third quarter of 2012.

•

Fossil and Renewables Operations: The dispatch match rate for Generation’s fossil and hydro fleet was 99.1 percent in the third quarter of 2013, compared with 95.9 percent in the third quarter of 2012. The performance in 2012 was driven by a higher rate of forced outages across the fleet. Energy capture for the wind and solar fleet was 92.9 percent in the third quarter of 2013, compared with 94.6 percent in the third quarter of 2012. Energy capture in the third quarter of 2013 was affected by curtailment and dispatch issues.

•

Integration of Constellation Energy Nuclear Group: On July 30, 2013, Exelon announced that the three commercial nuclear power plants operated by Constellation Energy Nuclear Group (CENG) in New York and Maryland will be operationally integrated into the Exelon Generation nuclear fleet. Under the terms of the agreement, the CENG plant operating licenses will be transferred to Exelon; Exelon will integrate the CENG fleet under its management model; Exelon will lend $400 million to CENG to support a special dividend to EDF; and EDF will retain an option to sell its CENG stake to Exelon at fair market value between 2016 and 2022. Exelon believes it can achieve $50 to $70 million in synergies from this integration. This transaction is expected to close in the first half of 2014.

•	Financing Activities:

•

On Sept. 30, 2013, Exelon’s indirect subsidiary, Continental Wind, LLC, closed a non-recourse project financing of $613 million in 6.00 percent senior secured notes due Feb. 28, 2033. Continental Wind, LLC, will distribute the net proceeds to Generation for its general corporate purposes. Continental Wind, LLC, owns and operates a portfolio of wind farms in Idaho, Kansas, Michigan, Oregon, New Mexico and Texas with a net capacity of 667 megawatts.

3

•	On Aug. 19, 2013, ComEd issued $350 million aggregate principal amount of its First Mortgage 4.60 percent Bonds, Series 114, due Aug. 15, 2043.

•

On Sept. 23, 2013, PECO issued $300 million aggregate principal amount of its First and Refunding Mortgage Bonds, 1.20 percent Series due Oct. 15, 2016, and $250 million aggregate principal amount of its First and Refunding Mortgage Bonds, 4.80 percent Series due Oct. 15, 2043.

•

On Aug. 10, 2013, Exelon, Generation, PECO and BGE extended the maturity of each of their unsecured revolving credit facilities with aggregate bank commitments of $500 million, $5.3 billion, $600 million and $600 million, respectively, for an additional year to Aug. 10, 2018.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of Sept. 30, 2013, is 97 percent to 100 percent for 2013, 84 percent to 87 percent for 2014, and 48 percent to 51 percent for 2015. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

Third quarter 2013 GAAP net income was $490 million, compared with net income of $91 million in the third quarter of 2012. Adjusted (non-GAAP) operating earnings for the third quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q13	3Q12
Generation Adjusted (non-GAAP) Operating Earnings	$411	$458
Mark-to-Market Impact of Economic Hedging Activities	151	9
Unrealized Gains/Losses Related to NDT Fund Investments	23	38
Plant Retirements and Divestitures	—	(193)
Asset Retirement Obligation	(7)	(6)
Constellation Merger and Integration Costs	(20)	(31)
Amortization of Commodity Contract Intangibles	(40)	(187)
Amortization of Fair Value of Certain Debt	—	3
Long-Lived Asset Impairment	(28)	—

Generation GAAP Net Income	$490	$91

4

Generation’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2013 decreased $47 million compared with the same quarter in 2012. This decrease primarily reflected:

•	Lower realized market prices for the sale of energy across all regions and higher nuclear fuel costs and

•	Increased depreciation and amortization expense due to ongoing capital expenditures.

These items were partially offset by favorable capacity pricing related to RPM for the PJM market, favorable O&M expense primarily driven by merger synergies and favorable income taxes driven by an increase in ITC benefits related to the AVSR solar project.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $26.19 per megawatt-hour (MWh) in the third quarter of 2013, compared with $25.96 per MWh in the third quarter of 2012.

ComEd consists of electricity transmission and distribution operations in northern Illinois.

ComEd recorded GAAP net income of $126 million in the third quarter of 2013, compared with net income of $90 million in the third quarter of 2012. Adjusted (non-GAAP) operating earnings for the third quarter of 2012 and 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q13	3Q12
ComEd Adjusted (non-GAAP) Operating Earnings	$127	$90
Constellation Merger and Integration Costs	(1)	—

ComEd GAAP Net Income	$126	$90

ComEd’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2013 were up $37 million from the same quarter in 2012, primarily due to increased distribution revenue due to higher allowed ROE and recovery of capital investment pursuant to the formula rate under EIMA.

For the third quarter of 2013, cooling degree-days in the ComEd service territory were down 22.2 percent relative to the same period in 2012 and were 9.0 percent above normal. For the third quarter of 2013, heating degree-days in the ComEd service territory were down 26.2 percent relative to the same period in 2012 and were 33.6 percent below normal. Total retail electric deliveries decreased 5.6 percent 3Q13 over 3Q12.

Weather-normalized retail electric deliveries decreased 0.8 percent in the third quarter of 2013 relative to 2012, reflecting decreases mainly in deliveries to the residential sector.

5

For ComEd, weather had unfavorable after-tax effect of $16 million on third quarter 2013 earnings relative to 2012 and a favorable after-tax effect of $4 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s GAAP net income in the third quarter of 2013 was $92 million, compared with $122 million in the third quarter of 2012. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q13	3Q12
PECO Adjusted (non-GAAP) Operating Earnings	$93	$124
Constellation Merger and Integration Costs	(1)	(2)

PECO GAAP Net Income	$92	$122

PECO’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2013 decreased $31 million from the same quarter in 2012, primarily due to favorable income taxes in the third quarter of 2012 and unfavorable weather.

For the third quarter of 2013, heating degree-days in the PECO service territory were up 157.1 percent relative to the same period in 2012 and were 2.9 percent above normal. For the third quarter of 2013, cooling degree-days in the PECO service territory were down 18.5 percent relative to the same period in 2012 and were 0.6 percent below normal. Total retail electric deliveries were down 3.4 percent compared with the third quarter of 2012. On the gas side, deliveries in the third quarter of 2013 were up 1.4 percent compared with the third quarter of 2012.

Weather-normalized retail electric deliveries increased 0.8 percent in the third quarter of 2013 relative to 2012, reflecting an increase in deliveries to both residential and large C&I customers offset by a decrease in deliveries to small C&I customers. Weather-normalized gas deliveries was up 0.2 percent in the third quarter of 2013. For PECO, weather had an unfavorable after-tax effect of $14.1 million on third quarter 2013 earnings relative to 2012 and a favorable after-tax effect of $0.3 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

BGE’s GAAP net income in the third quarter of 2013 was $50 million, compared with $(4) million loss in the third quarter of 2012. Adjusted (non-GAAP) Operating Earnings (Loss) for the third quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings (Loss) to GAAP Net Income (Loss) is in the table below:

($ millions)	3Q13	3Q12
BGE Adjusted (non-GAAP) Operating Earnings (Loss)	$51	$(3)
Constellation Merger and Integration Costs	(1)	(1)

BGE GAAP Net Income (Loss)	$50	$(4)

6

BGE’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2013 increased $54 million from the same quarter in 2012, primarily due to higher electric and gas distribution rates and decreased storm costs partially offset by higher depreciation and amortization expense. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 8 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on July 31, 2013.

Cautionary Statements Regarding Forward-Looking Information

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2012 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Exelon’s Second Quarter 2013 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation.

# # #

Exelon Corporation is the nation’s leading competitive energy provider, with 2012 revenues of approximately $23.5 billion. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

7

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations—Three Months Ended September 30, 2013 and 2012	1

Consolidating Statements of Operations—Nine Months Ended September 30, 2013 and 2012	2

Business Segment Comparative Statements of Operations—Generation and ComEd—Three and Nine Months Ended September 30, 2013 and 2012	3

Business Segment Comparative Statements of Operations—PECO and BGE—Three and Nine Months Ended September 30, 2013 and 2012	4

Business Segment Comparative Statements of Operations—Other—Three and Nine Months Ended September 30, 2013 and 2012	5

Consolidated Balance Sheets—September 30, 2013 and December 31, 2012	6

Consolidated Statements of Cash Flows—Nine Months Ended September 30, 2013 and 2012	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Exelon—Three Months Ended September 30, 2013 and 2012	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Exelon—Nine Months Ended September 30, 2013 and 2012	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment—Three Months Ended September 30, 2013 and 2012	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment—Nine Months Ended September 30, 2013 and 2012	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Generation—Three and Nine Months Ended September 30, 2013 and 2012	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—ComEd—Three and Nine Months Ended September 30, 2013 and 2012	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—PECO—Three and Nine Months Ended September 30, 2013 and 2012	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—BGE—Three Months Ended September 30, 2013 and 2012, and Nine Months Ended and March 12, 2012 through September 30, 2013 and 2012, respectively.	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Other—Three and Nine Months Ended September 30, 2013 and 2012	16

Exelon Generation Statistics—Three Months Ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012	17

Exelon Generation Statistics—Nine Months Ended September 30, 2013 and 2012	18

ComEd Statistics—Three and Nine Months Ended September 30, 2013 and 2012	19

PECO Statistics—Three and Nine Months Ended September 30, 2013 and 2012	20

BGE Statistics—Three and Nine Months Ended September 30, 2013 and 2012	21

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2013
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$4,255	$1,156	$728	$737	$(374)	$6,502
Operating expenses
Purchased power and fuel	2,179	301	289	346	(372)	2,743
Operating and maintenance	1,076	333	186	146	(6)	1,735
Depreciation, amortization, accretion and depletion	218	164	57	78	13	530
Taxes other than income	98	80	41	53	5	277

Total operating expenses	3,571	878	573	623	(360)	5,285
Equity in earnings of unconsolidated affiliates	37	—	—	—	—	37

Operating income (loss)	721	278	155	114	(14)	1,254

Other income and deductions
Interest expense	(82)	(74)	(29)	(29)	(20)	(234)
Other, net	134	7	1	4	9	155

Total other income and deductions	52	(67)	(28)	(25)	(11)	(79)

Income (loss) before income taxes	773	211	127	89	(25)	1,175
Income taxes	288	85	35	36	(5)	439

Net income (loss)	485	126	92	53	(20)	736
Net income (loss) attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	(5)	—	—	3	—	(2)

Net income (loss) on common stock	$490	$126	$92	$50	$(20)	$738

	Three Months Ended September 30, 2012
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$4,031	$1,484	$806	$720	$(462)	$6,579
Operating expenses
Purchased power and fuel	2,122	678	326	373	(473)	3,026
Operating and maintenance	1,429	350	199	201	(9)	2,170
Depreciation, amortization, accretion and depletion	207	157	55	68	13	500
Taxes other than income	109	81	48	48	4	290

Total operating expenses	3,867	1,266	628	690	(465)	5,986
Equity in earnings of unconsolidated affiliates	10	—	—	—	—	10

Operating income	174	218	178	30	3	603

Other income and deductions
Interest expense	(85)	(74)	(32)	(35)	(20)	(246)
Other, net	83	5	2	5	6	101

Total other income and deductions	(2)	(69)	(30)	(30)	(14)	(145)

Income (loss) before income taxes	172	149	148	—	(11)	458
Income taxes	85	59	25	—	(8)	161

Net income (loss)	87	90	123	—	(3)	297
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(4)	—	1	4	—	1

Net income (loss) on common stock	$91	$90	$122	$(4)	$(3)	$296

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$11,858	$3,395	$2,295	$2,271	$(1,094)	$18,725
Operating expenses
Purchased power and fuel	6,294	931	953	1,059	(1,094)	8,143
Operating and maintenance	3,377	1,020	554	450	(10)	5,391
Depreciation, amortization, accretion and depletion	643	501	171	252	39	1,606
Taxes other than income	292	225	121	162	25	825

Total operating expenses	10,606	2,677	1,799	1,923	(1,040)	15,965
Equity in earnings of unconsolidated affiliates	7	—	—	—	—	7

Operating income (loss)	1,259	718	496	348	(54)	2,767

Other income and deductions
Interest expense	(257)	(503)	(86)	(94)	(170)	(1,110)
Other, net	229	18	4	13	47	311

Total other income and deductions	(28)	(485)	(82)	(81)	(123)	(799)

Income (loss) before income taxes	1,231	233	414	267	(177)	1,968
Income taxes	436	93	122	107	(25)	733

Net income (loss)	795	140	292	160	(152)	1,235
Net income (loss) attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	(6)	—	7	10	—	11

Net income (loss) on common stock	$801	$140	$285	$150	$(152)	$1,224

	Nine Months Ended September 30, 2012 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$10,539	$4,154	$2,396	$1,388	$(1,242)	$17,235
Operating expenses
Purchased power and fuel	5,018	1,886	1,033	727	(1,266)	7,398
Operating and maintenance	3,786	1,000	574	423	196	5,979
Depreciation, amortization, accretion and depletion	564	458	161	157	36	1,376
Taxes other than income	272	224	122	104	15	737

Total operating expenses	9,640	3,568	1,890	1,411	(1,019)	15,490
Equity in loss of unconsolidated affiliates	(69)	—	—	—	—	(69)

Operating income (loss)	830	586	506	(23)	(223)	1,676

Other income and deductions
Interest expense	(223)	(230)	(94)	(77)	(73)	(697)
Other, net	185	12	6	14	36	253

Total other income and deductions	(38)	(218)	(88)	(63)	(37)	(444)

Income (loss) before income taxes	792	368	418	(86)	(260)	1,232
Income taxes	373	149	118	(37)	(158)	445

Net income (loss)	419	219	300	(49)	(102)	787
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(6)	—	3	8	—	5

Net income (loss) on common stock	$425	$219	$297	$(57)	$(102)	$782

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Variance	2013	2012 (a)	Variance
Operating revenues	$4,255	$4,031	$224	$11,858	$10,539	$1,319
Operating expenses
Purchased power and fuel	2,179	2,122	57	6,294	5,018	1,276
Operating and maintenance	1,076	1,429	(353)	3,377	3,786	(409)
Depreciation, amortization, accretion and depletion	218	207	11	643	564	79
Taxes other than income	98	109	(11)	292	272	20

Total operating expenses	3,571	3,867	(296)	10,606	9,640	966
Equity in earnings (loss) of unconsolidated affiliates	37	10	27	7	(69)	76

Operating income	721	174	547	1,259	830	429

Other income and deductions
Interest expense	(82)	(85)	3	(257)	(223)	(34)
Other, net	134	83	51	229	185	44

Total other income and deductions	52	(2)	54	(28)	(38)	10

Income before income taxes	773	172	601	1,231	792	439
Income taxes	288	85	203	436	373	63

Net income	485	87	398	795	419	376
Net loss attributable to noncontrolling interests	(5)	(4)	(1)	(6)	(6)	—

Net income on common stock	$490	$91	$399	$801	$425	$376

(a) Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.
	ComEd
	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Variance	2013	2012	Variance
Operating revenues	$1,156	$1,484	$(328)	$3,395	$4,154	$(759)
Operating expenses
Purchased power	301	678	(377)	931	1,886	(955)
Operating and maintenance	333	350	(17)	1,020	1,000	20
Depreciation and amortization	164	157	7	501	458	43
Taxes other than income	80	81	(1)	225	224	1

Total operating expenses	878	1,266	(388)	2,677	3,568	(891)

Operating income	278	218	60	718	586	132

Other income and deductions
Interest expense	(74)	(74)	—	(503)	(230)	(273)
Other, net	7	5	2	18	12	6

Total other income and deductions	(67)	(69)	2	(485)	(218)	(267)

Income before income taxes	211	149	62	233	368	(135)
Income taxes	85	59	26	93	149	(56)

Net income	$126	$90	$36	$140	$219	$(79)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Variance	2013	2012	Variance
Operating revenues	$728	$806	$(78)	$2,295	$2,396	$(101)
Operating expenses
Purchased power and fuel	289	326	(37)	953	1,033	(80)
Operating and maintenance	186	199	(13)	554	574	(20)
Depreciation and amortization	57	55	2	171	161	10
Taxes other than income	41	48	(7)	121	122	(1)

Total operating expenses	573	628	(55)	1,799	1,890	(91)

Operating income	155	178	(23)	496	506	(10)

Other income and deductions
Interest expense	(29)	(32)	3	(86)	(94)	8
Other, net	1	2	(1)	4	6	(2)

Total other income and deductions	(28)	(30)	2	(82)	(88)	6

Income before income taxes	127	148	(21)	414	418	(4)
Income taxes	35	25	10	122	118	4

Net income	92	123	(31)	292	300	(8)
Preferred security dividends and redemption	—	1	(1)	7	3	4

Net income on common stock	$92	$122	$(30)	$285	$297	$(12)

	BGE
	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Variance	2013	2012 (a)	Variance
Operating revenues	$737	$720	$17	$2,271	$1,388	$883
Operating expenses
Purchased power and fuel	346	373	(27)	1,059	727	332
Operating and maintenance	146	201	(55)	450	423	27
Depreciation and amortization	78	68	10	252	157	95
Taxes other than income	53	48	5	162	104	58

Total operating expenses	623	690	(67)	1,923	1,411	512

Operating income (loss)	114	30	84	348	(23)	371

Other income and deductions
Interest expense	(29)	(35)	6	(94)	(77)	(17)
Other, net	4	5	(1)	13	14	(1)

Total other income and deductions	(25)	(30)	5	(81)	(63)	(18)

Income (loss) before income taxes	89	—	89	267	(86)	353
Income taxes	36	—	36	107	(37)	144

Net income (loss)	53	—	53	160	(49)	209
Preference stock dividends	3	4	(1)	10	8	2

Net income (loss) on common stock	$50	$(4)	$54	$150	$(57)	$207

(a)	Includes financial results for BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Variance	2013	2012 (b)	Variance
Operating revenues	$(374)	$(462)	$88	$(1,094)	$(1,242)	$148
Operating expenses
Purchased power and fuel	(372)	(473)	101	(1,094)	(1,266)	172
Operating and maintenance	(6)	(9)	3	(10)	196	(206)
Depreciation and amortization	13	13	—	39	36	3
Taxes other than income	5	4	1	25	15	10

Total operating expenses	(360)	(465)	105	(1,040)	(1,019)	(21)

Operating loss	(14)	3	(17)	(54)	(223)	169

Other income and deductions
Interest expense	(20)	(20)	—	(170)	(73)	(97)
Other, net	9	6	3	47	36	11

Total other income and deductions	(11)	(14)	3	(123)	(37)	(86)

Loss before income taxes	(25)	(11)	(14)	(177)	(260)	83
Income taxes	(5)	(8)	3	(25)	(158)	133

Net loss	$(20)	$(3)	$(17)	$(152)	$(102)	$(50)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,600	$1,411
Cash and cash equivalents of variable interest entities	44	75
Restricted cash and investments	60	86
Restricted cash and investments of variable interest entities	87	47
Accounts receivable, net
Customer	2,584	2,795
Other	1,228	1,141
Accounts receivable, net, variable interest entities	177	292
Mark-to-market derivative assets	730	938
Unamortized energy contract assets	460	886
Inventories, net
Fossil fuel	288	246
Materials and supplies	821	768
Deferred income taxes	292	131
Regulatory assets	877	764
Other	699	560

Total current assets	9,947	10,140

Property, plant and equipment, net	46,498	45,186
Deferred debits and other assets
Regulatory assets	6,509	6,497
Nuclear decommissioning trust funds	7,776	7,248
Investments	1,154	1,184
Investments in affiliates	23	22
Investment in CENG	1,939	1,849
Goodwill	2,625	2,625
Mark-to-market derivative assets	779	937
Unamortized energy contracts assets	803	1,073
Pledged assets for Zion Station decommissioning	486	614
Other	1,121	1,186

Total deferred debits and other assets	23,215	23,235

Total assets	$79,660	$78,561

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$214	$—
Short-term notes payable—accounts receivable agreement	—	210
Long-term debt due within one year	1,461	975
Long-term debt due within one year of variable interest entities	182	72
Accounts payable	2,370	2,446
Accounts payable of variable interest entities	108	202
Accrued expenses	1,540	1,800
Deferred income taxes	50	58
Regulatory liabilities	314	368
Mark-to-market derivative liabilities	126	352
Unamortized energy contract liabilities	305	455
Other	837	853

Total current liabilities	7,507	7,791

Long-term debt	17,583	17,190
Long-term debt to financing trusts	648	648
Long-term debt of variable interest entities	339	508
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,931	11,551
Asset retirement obligations	5,118	5,074
Pension obligations	3,094	3,428
Non-pension postretirement benefit obligations	2,764	2,662
Spent nuclear fuel obligation	1,021	1,020
Regulatory liabilities	4,204	3,981
Mark-to-market derivative liabilities	218	281
Unamortized energy contract liabilities	314	528
Payable for Zion Station decommissioning	339	432
Other	2,513	1,650

Total deferred credits and other liabilities	31,516	30,607

Total liabilities	57,593	56,744

Commitments and contingencies
Preferred securities of subsidiary	—	87
Shareholders’ equity
Common stock	16,716	16,632
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	10,131	9,893
Accumulated other comprehensive loss, net	(2,661)	(2,767)

Total shareholders’ equity	21,859	21,431
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	15	106

Total equity	22,067	21,730

Total liabilities and shareholders’ equity	$79,660	$78,561

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended
	September 30,
	2013	2012 (a)
Cash flows from operating activities
Net income	$1,235	$787
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	2,844	2,909
Impairment of assets held for sale	—	278
Deferred income taxes and amortization of investment tax credits	(164)	263
Net fair value changes related to derivatives	(229)	(377)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(95)	(142)
Other non-cash operating activities	738	1,235
Changes in assets and liabilities:
Accounts receivable	58	240
Inventories	(103)	12
Accounts payable, accrued expenses and other current liabilities	(243)	(837)
Option premiums paid, net	(38)	(122)
Counterparty collateral (posted) received, net	(73)	408
Income taxes	863	465
Pension and non-pension postretirement benefit contributions	(360)	(131)
Other assets and liabilities	(36)	(431)

Net cash flows provided by operating activities	4,397	4,557

Cash flows from investing activities
Capital expenditures	(3,889)	(4,145)
Proceeds from nuclear decommissioning trust fund sales	3,344	6,262
Investment in nuclear decommissioning trust funds	(3,518)	(6,422)
Cash and restricted cash acquired from Constellation	—	964
Proceeds from sale of long-lived assets	32	—
Proceeds from sales of investments	20	26
Purchases of investments	(3)	(13)
Change in restricted cash	(23)	(38)
Other investing activities	64	41

Net cash flows used in investing activities	(3,973)	(3,325)

Cash flows from financing activities
Payment of accounts receivable agreement	(210)	—
Changes in short-term debt	205	(139)
Issuance of long-term debt	2,031	1,558
Retirement of long-term debt	(1,156)	(731)
Redemption of preferred securities	(93)	—
Dividends paid on common stock	(981)	(1,226)
Dividends paid to former Constellation shareholders	—	(51)
Proceeds from employee stock plans	40	61
Other financing activities	(102)	(20)

Net cash flows used in financing activities	(266)	(548)

Increase in cash and cash equivalents	158	684
Cash and cash equivalents at beginning of period	1,486	1,016

Cash and cash equivalents at end of period	$1,644	$1,700

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$6,502	$(90	)(b),(c)	$6,412	$6,579	$464	(b),(c),(h)	$7,043
Operating expenses
Purchased power and fuel	2,743	112	(b),(c)	2,855	3,026	278	(b),(c),(h)	3,304
Operating and maintenance	1,735	(96	)(d),(e),(f)	1,639	2,170	(378	)(c),(d),(f),(h)	1,792
Depreciation, amortization, accretion and depletion	530	(1	)(d)	529	500	(13	)(d),(h)	487
Taxes other than income	277	—		277	290	(4	)(h)	286

Total operating expenses	5,285	15		5,300	5,986	(117)		5,869
Equity in earnings of unconsolidated affiliates	37	23	(c),(d)	60	10	50	(c)	60

Operating income	1,254	(82)		1,172	603	631		1,234

Other income and deductions
Interest expense	(234)	—		(234)	(246)	(2	)(h),(i)	(248)
Other, net	155	(63	)(g)	92	101	(60	)(d),(g),(h)	41

Total other income and deductions	(79)	(63)		(142)	(145)	(62)		(207)

Income before income taxes	1,175	(145)		1,030	458	569		1,027
			(b),(c),(d),				(b),(c),(d),(f),
Income taxes	439	(74	)(e),(f),(g)	365	161	207	(g),(h),(i)	368

Net income	736	(71)		665	297	362		659
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	(2)	—		(2)	1	—		1

Net income on common stock	$738	$(71)		$667	$296	$362		$658

Effective tax rate	37.4%			35.4%	35.2%			35.8%
Earnings per average common share
Basic	$0.86	$(0.08)		$0.78	$0.35	$0.42		$0.77
Diluted	$0.86	$(0.08)		$0.78	$0.35	$0.42		$0.77

Average common shares outstanding
Basic	857			857	854			854
Diluted	860			860	857			857
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.17)				$(0.02)
Amortization of commodity contract intangibles (c)		0.05				0.21
Constellation merger and integration costs (d)		0.03				0.04
Long-lived asset impairment (e)		0.03				—
Asset retirement obligation (f)		0.01				0.01
Unrealized (gains) related to NDT fund investments (g)		(0.03)				(0.04)
Plant retirements and divestitures (h)		—				0.22
Amortization of the fair value of certain debt (i)		—				—

Total adjustments		$(0.08)				$0.42

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(d)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(e)	Adjustments to exclude earnings primarily related to the impairment of certain wind generating assets.
(f)	Adjustment to exclude Generation’s 2013 asset retirement obligation for retired fossil power plants and 2012 decommissioning obligation for spent fuel at retired nuclear units.
(g)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(h)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(i)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012 (a)
				Adjusted				Adjusted
	GAAP (b)	Adjustments		Non-GAAP	GAAP (b)	Adjustments		Non-GAAP
Operating revenues	$18,725	$462	(c),(d)	$19,187	$17,235	$1,024	(c),(d),(e),(l)	$18,259
Operating expenses
Purchased power and fuel	8,143	355	(c),(d)	8,498	7,398	540	(c),(d),(e),(f)	7,938
							(d),(e),(f),
Operating and maintenance	5,391	(265	)(e),(f),(g),(h)	5,126	5,979	(1,051	)(h),(l),(m),(n)	4,928
Depreciation, amortization, accretion and depletion	1,606	(3	)(f)	1,603	1,376	(43	)(e),(f)	1,333
Taxes other than income	825	—		825	737	(6	)(e),(l)	731

Total operating expenses	15,965	87		16,052	15,490	(560)		14,930
Equity in earnings (loss) of unconsolidated affiliates	7	62	(d),(f)	69	(69)	110	(d),(f)	41

Operating income	2,767	437		3,204	1,676	1,694		3,370

Other income and deductions
Interest expense	(1,110)	370	(f),(g),(i),(j)	(740)	(697)	(8	)(f),(i)	(705)
Other, net	311	(117	)(e),(f),(i),(k)	194	253	(73	)(e),(f),(k)	180

Total other income and deductions	(799)	253		(546)	(444)	(81)		(525)

Income before income taxes	1,968	690		2,658	1,232	1,613		2,845
			(c),(d),(e),(f),				(c),(d),(e),(f),
			(g),(h),(i),(j),				(h),(i),(k),(l),
Income taxes	733	192	(k)	925	445	612	(m),(n),(o)	1,057

Net income	1,235	498		1,733	787	1,001		1,788
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	11	—		11	5	—		5

Net income on common stock	$1,224	$498		$1,722	$782	$1,001		$1,783

Effective tax rate	37.2%			34.8%	36.1%			37.2%
Earnings per average common share
Basic	$1.43	$0.58		$2.01	$0.97	$1.25		$2.22
Diluted	$1.42	$0.58		$2.00	$0.97	$1.24		$2.21

Average common shares outstanding
Basic	856			856	804			804
Diluted	860			860	806			806
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$(0.21)				$(0.23)
Amortization of commodity contract intangibles (d)		0.32				0.68
Plant retirements and divestitures (e)		(0.01)				0.25
Constellation merger and integration costs (f)		0.08				0.26
Long-lived asset impairment (g)		0.13				—
Asset retirement obligation (h)		0.01				0.01
Amortization of the fair value of certain debt (i)		(0.01)				(0.01)
Remeasurement of like-kind exchange tax position (j)		0.31				—
Unrealized (gains) related to NDT fund investments (k)		(0.04)				(0.07)
Maryland commitments (l)		—				0.28
FERC settlement (m)		—				0.22
Other acquisition costs (n)		—				—
Non-cash remeasurement of deferred income taxes (o)		—				(0.15)

Total adjustments		$0.58				$1.24

(a)	For the nine months ended September 30, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(e)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(g)	Adjustment to exclude the impairment of the cancellation of previously capitalized nuclear uprate projects and the impairment of certain wind generating assets.
(h)	Adjustment in 2013 to exclude a third quarter increase in Generation’s asset retirement obligation for retired fossil power plants. Adjustment in 2012 to exclude an increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units.
(i)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(j)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(k)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(l)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(m)	Adjustment to exclude costs associated with a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(n)	Adjustment to exclude certain costs associated with various acquisitions.
(o)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended September 30, 2013 and 2012

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (a)	Exelon
2012 GAAP Earnings (Loss)	$0.35	$91	$90	$122	$(4)	$(3)	$296
2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.02)	(9)	—	—	—	(10)	(19)
Unrealized Gains Related to NDT Fund Investments (1)	(0.04)	(38)	—	—	—	—	(38)
Plant Retirements and Divestitures (2)	0.22	193	—	—	—	—	193
Asset Retirement Obligation (3)	0.01	6	—	—	—	—	6
Constellation Merger and Integration Costs (4)	0.04	31	—	2	1	2	36
Amortization of Commodity Contract Intangibles (5)	0.21	187	—	—	—	—	187
Amortization of the Fair Value of Certain Debt (6)	—	(3)	—	—	—	—	(3)

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	0.77	458	90	124	(3)	(11)	658
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (8)	0.05	40	—	—	—	—	40
Nuclear Fuel Costs (9)	(0.02)	(18)	—	—	—	—	(18)
Capacity Pricing (10)	0.09	82	—	—	—	—	82
Market and Portfolio Conditions (11)	(0.30)	(260)	—	—	—	—	(260)
ComEd, PECO and BGE Margins:
Weather	(0.03)	—	(16)	(14)	— (b)	—	(30)
Load	—	—	(2)	—	— (b)	—	(2)
Other Energy Delivery (12)	0.07	—	47	(15)	25	—	57
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	0.03	24	(8)	1	7	—	24
Planned Nuclear Refueling Outages	—	(4)	—	—	—	—	(4)
Pension and Non-Pension Postretirement Benefits	—	—	4	2	—	(4)	2
Other Operating and Maintenance (14)	0.08	23	16	6	26	4	75
Depreciation and Amortization Expense (15)	(0.03)	(16)	(4)	(1)	(6)	(1)	(28)
Income Taxes (16)	0.03	54	(1)	(16)	—	(6)	31
Interest Expense, Net	0.01	4	(1)	2	4	—	9
Other (17)	0.03	24	2	4	(2)	3	31

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	0.78	411	127	93	51	(15)	667
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.17	151	—	—	—	(3)	148
Unrealized Gains Related to NDT Fund Investments (1)	0.03	23	—	—	—	1	24
Asset Retirement Obligation (3)	(0.01)	(7)	—	—	—	1	(6)
Constellation Merger and Integration Costs (4)	(0.03)	(20)	(1)	(1)	(1)	(3)	(26)
Amortization of Commodity Contract Intangibles (5)	(0.05)	(40)	—	—	—	(1)	(41)
Long-Lived Asset Impairment (7)	(0.03)	(28)	—	—	—	—	(28)

2013 GAAP Earnings (Loss)	$0.86	$490	$126	$92	$50	$(20)	$738

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impacts associated with the sale or retirement of generating stations.
(3)	In 2012, primarily reflects an increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units. In 2013, primarily reflects an increase in Generation’s asset retirement obligation for retired fossil power plants.
(4)	Reflects certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(5)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(6)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(7)	Reflects charges to earnings primarily related to the impairment of certain wind generating assets.
(8)	Primarily reflects the impact of decreased unplanned nuclear outage days in 2013, including Salem but excluding Constellation Energy Nuclear Group, LLC (CENG).
(9)	Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.
(10)	Primarily reflects the impact of increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market.
(11)	Primarily reflects the impact of decreased realized energy prices.
(12)	For ComEd, primarily reflects increased distribution revenue due to increased costs and capital investments and higher allowed ROE pursuant to the formula rate under EIMA, and increased distribution revenue as a result of the May 2013 enactment of Senate Bill 9, partially offset by decreased revenue associated with uncollectible accounts expense resulting from the timing of regulatory cost recovery and customers purchasing electricity from competitive electric generation suppliers (offset in other operating and maintenance expense). For PECO, primarily reflects decreased cost recovery for energy efficiency and demand response programs (primarily offset in other operating and maintenance expense). For BGE, includes increased distribution revenue pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rates case and increased cost recovery for energy efficiency and demand response programs (primarily offset in depreciation and amortization expense).
(13)	Primarily reflects realized merger synergies at Generation, a shift of labor costs from operating and maintenance to capital projects due to decreased storms in 2013 at BGE, partially offset by increased EIMA contracting costs at ComEd and the impacts of inflation across all operating companies.
(14)	Primarily reflects the impact of merger synergy savings for Exelon’s corporate operations and shared service entities across all operating companies, decreased storm costs in the BGE and ComEd service territories, decreased uncollectible accounts expense (offset in other energy delivery revenue) at ComEd and decreased spend on energy efficiency programs (primarily offset in other energy delivery revenue) at PECO.
(15)	Primarily reflects increased depreciation expense across the operating companies for ongoing capital expenditures, including wind and solar facilities placed in service at Generation. At BGE, also reflects increased spend on energy efficiency programs (primarily offset in other energy delivery revenue).
(16)	At Generation, primarily reflects an increase in wind production tax credit benefits. At PECO, primarily reflects a benefit for the gas property repairs deduction recognized in 2012.
(17)	For Generation, primarily reflects higher realized NDT fund gains.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Nine Months Ended September 30, 2013 and 2012

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2012 GAAP Earnings (Loss)	$0.97	$425	$219	$297	$(57)	$(102)	$782
2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.23)	(167)	—	—	—	(18)	(185)
Unrealized Gains Related to NDT Fund Investments (1)	(0.07)	(54)	—	—	—	—	(54)
Plant Retirements and Divestitures (2)	0.25	200	—	—	—	—	200
Asset Retirement Obligation (3)	0.01	6	—	—	—	—	6
Constellation Merger and Integration Costs (4)	0.26	133	—	8	2	68	211
Maryland Commitments (5)	0.28	22	—	—	83	122	227
Amortization of Commodity Contract Intangibles (6)	0.68	545	—	—	—	—	545
Amortization of the Fair Value of Certain Debt (7)	(0.01)	(7)	—	—	—	—	(7)
FERC Settlement (8)	0.22	172	—	—	—	—	172
Reassessment of State Deferred Income Taxes (9)	(0.15)	(13)	—	—	—	(104)	(117)
Other Acquisition Costs	—	3	—	—	—	—	3

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	2.21	1,265	219	305	28	(34)	1,783
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	0.05	43	—	—	—	—	43
Nuclear Fuel Costs (13)	(0.05)	(40)	—	—	—	—	(40)
Capacity Pricing (14)	0.04	38	—	—	—	—	38
Market and Portfolio Conditions (15)	(0.23)	(199)	—	—	—	—	(199)
ComEd, PECO and BGE Margins:
Weather	—	—	(18)	16	— (c)	—	(2)
Load	(0.01)	—	(2)	(4)	— (c)	—	(6)
Discrete Impacts of the 2012 Distribution Formula
Rate Order (16)	0.06	—	52	—	—	—	52
Other Energy Delivery (17)	0.37	—	83	(26)	261	—	318
Operating and Maintenance Expense:
Labor, Contracting and Materials (18)	(0.16)	(73)	(24)	(5)	(39)	1	(140)
Planned Nuclear Refueling Outages (19)	0.01	12	—	—	—	—	12
Pension and Non-Pension Postretirement Benefits (20)	(0.01)	(4)	(2)	6	(5)	(3)	(8)
Other Operating and Maintenance (21)	0.01	(24)	16	8	5	2	7
Depreciation and Amortization Expense (22)	(0.20)	(78)	(25)	(8)	(57)	(1)	(169)
Equity in Earnings of Unconsolidated Affiliates (23)	0.02	18	—	—	—	—	18
Income Taxes (24)	0.09	89	1	(3)	(2)	(1)	84
Interest Expense, Net (25)	(0.02)	(16)	8	4	(11)	(6)	(21)
Other (26)	(0.05)	(12)	4	3	(33)	(4)	(42)
Preferred Securities Redemption (27)	0.01	—	—	(6)	—	—	(6)
Share Differential	(0.14)	—	—	—	—	—	—

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	2.00	1,019	312	290	147	(46)	1,722
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.21	166	—	—	—	2	168
Unrealized Gains Related to NDT Fund Investments (1)	0.04	37	—	—	—	—	37
Plant Retirements and Divestitures (2)	0.01	13	—	—	—	—	13
Asset Retirement Obligation (3)	(0.01)	(6)	—	—	—	—	(6)
Constellation Merger and Integration Costs (4)	(0.08)	(60)	(2)	(5)	3	(2)	(66)
Amortization of Commodity Contract Intangibles (6)	(0.32)	(273)	—	—	—	—	(273)
Amortization of the Fair Value of Certain Debt (7)	0.01	7	—	—	—	—	7
Remeasurement of Like-Kind Exchange Tax Position (10)	(0.31)	—	(170)	—	—	(97)	(267)
Long-Lived Asset Impairment (11)	(0.13)	(102)	—	—	—	(9)	(111)

2013 GAAP Earnings (Loss)	$1.42	$801	$140	$285	$150	$(152)	$1,224

(a)	For the nine months ended September 30, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed. Therefore, the results of operations from 2013 and 2012 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impacts associated with the sale or retirement of generating stations.
(3)	In 2012, primarily reflects an increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units. In 2013, primarily reflects a third quarter increase in Generation’s asset retirement obligation for retired fossil power plants.
(4)	Reflects certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(5)	Reflects costs incurred as part of the Maryland order approving the merger transaction.
(6)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(7)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(8)	Reflects costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(9)	Reflects the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of the merger.
(10)	Represents a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(11)	Reflects a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects and the impairment of certain wind generating assets.
(12)	Primarily reflects the impact of decreased planned and unplanned nuclear outage days in 2013, including Salem but excluding Constellation Energy Nuclear Group, LLC (CENG).
(13)	Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.
(14)	Primarily reflects the impact of increased capacity prices related to the RPM for the PJM market and the inclusion of Constellation’s financial results for the full period in 2013.
(15)	Primarily reflects the impact of decreased realized energy prices and decreased load served, partially offset by the impact of Constellation’s financial results for the full period in 2013.
(16)	Reflects the impacts on distribution revenues recorded prior to December 31, 2011, pursuant to the May 2012 order issued by the ICC on the 2011 performance based formula rate proceeding under EIMA.
(17)	For ComEd, primarily reflects increased distribution revenue due to recovery of increased costs and capital investments and higher allowed ROE pursuant to the formula rate under EIMA, and increased distribution revenue as a result of the May 2013 enactment of Senate Bill 9, partially offset by decreased revenue associated with uncollectible accounts expense resulting from the timing of regulatory cost recovery and customers purchasing electricity from competitive electric generation suppliers (offset in other operating and maintenance expense). For PECO, primarily reflects the decrease in effective rates due to increased usage per customer across all customer classes, decreased cost recovery for energy efficiency and demand response programs (primarily offset in other operating and maintenance expense) a decrease in gross receipts tax revenue (completely offset in taxes other than income) and the customer refund in 2013 of the tax cash benefit related to gas property distribution repairs (completely offset in income taxes). For BGE, primarily reflects the inclusion of results for the full period in 2013, which includes increased distribution revenue pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rates case and increased cost recovery for energy efficiency and demand response programs (primarily offset in depreciation and amortization expense).
(18)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013, the impacts of inflation across all operating companies and increased EIMA contracting costs at ComEd, offset in part by the impact of realized merger synergies at Generation, and a shift of labors costs at BGE from operating and maintenance to capital projects due to decreased storms in 2013.
(19)	Primarily reflects the impact of decreased planned nuclear refueling outage days in 2013, excluding Salem and CENG.
(20)	Primarily reflects the impact of lower actuarially assumed discount rates for 2013, partially offset by favorable 2012 asset return experience relative to expectations, and certain 2012 OPEB plan design changes and positive claims experience in 2012. At Generation, also reflects the impact of costs related to contractual termination benefits in 2012. At PECO, also reflects the end of OPEB transition cost amortization in 2012.
(21)	Reflects a decrease in ComEd’s uncollectible accounts expense (primarily offset in other energy delivery revenues), decreased storm costs in ComEd’s and BGE’s service territories, decreased spend on energy efficiency programs at PECO (primarily offset in other energy delivery revenues), partially offset by timing of nuclear refueling outage costs related to Generation’s ownership interest in Salem and the inclusion of Constellation’s and BGE’s results for the full period in 2013.
(22)	Primarily reflects the inclusion of Constellation’s and BGE’s results for the full period in 2013 and increased depreciation expense across the operating companies for ongoing capital expenditures, including wind and solar facilities placed in service at Generation. Reflects increased regulatory asset amortization at ComEd related to higher MGP remediation expenditures and higher costs at BGE for energy efficiency and demand response programs (primarily offset in other energy delivery revenues).
(23)	Primarily reflects equity of earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.
(24)	At Generation, primarily reflects an increase in wind production tax credit benefits. At PECO, primarily reflects a benefit for the gas property repairs deduction in 2012, partially offset by gas repair bill credit amortization.
(25)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013. For Generation and BGE, also reflects the impact of higher interest expense due to higher outstanding debt during 2013. For ComEd, primarily reflects lower interest expense related to the 1999-2001 IRS settlement.
(26)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013. Also includes an increase in taxes other than income at Generation and BGE.
(27)	Reflects the impact of the preferred securities redemption at PECO in the second quarter of 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

				Generation
	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,255	$(90	)(c),(d)	$4,165	$4,031	$480	(c),(d),(i)	$4,511
Operating expenses
Purchased power and fuel	2,179	112	(c),(d)	2,291	2,122	278	(c),(d),(i)	2,400
Operating and maintenance	1,076	(87	)(e),(f),(g)	989	1,429	(373	)(d),(e),(g),(i)	1,056
Depreciation, amortization, accretion and depletion	218	(1	)(e)	217	207	(13	)(e),(i)	194
Taxes other than income	98	—		98	109	(4	)(i)	105

Total operating expenses	3,571	24		3,595	3,867	(112)		3,755
Equity in earnings of unconsolidated affiliates	37	23	(d),(e)	60	10	50	(d)	60

Operating income	721	(91)		630	174	642		816

Other income and deductions
Interest expense	(82)	—		(82)	(85)	(5	)(j)	(90)
Other, net	134	(63	)(h)	71	83	(60	)(e),(h),(i)	23

Total other income and deductions	52	(63)		(11)	(2)	(65)		(67)

Income before income taxes	773	(154)		619	172	577		749
			(c),(d),(e)				(c),(d),(e),(g)
Income taxes	288	(75	)(f),(g),(h)	213	85	210	(h),(i),(j)	295

Net income	485	(79)		406	87	367		454
Net loss attributable to noncontrolling interests	(5)	—		(5)	(4)	—		(4)

Net income on common stock	$490	$(79)		$411	$91	$367		$458

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012 (a)
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$11,858	$469	(c),(d)	$12,327	$10,539	$942	(c),(d),(i)	$11,481
Operating expenses
							(c),(d),(e),
Purchased power and fuel	6,294	355	(c),(d)	6,649	5,018	540	(i)	5,558
							(d),(e),(g),(i),
Operating and maintenance	3,377	(241	)(e),(f),(g),(i)	3,136	3,786	(778	)(k),(l),(n)	3,008
Depreciation, amortization, accretion and depletion	643	(3	)(e)	640	564	(43	)(e),(i)	521
Taxes other than income	292	—		292	272	(8	)(i)	264

Total operating expenses	10,606	111		10,717	9,640	(289)		9,351
Equity in earnings (loss) of unconsolidated affiliates	7	62	(d),(e)	69	(69)	110	(d),(e)	41

Operating income	1,259	420		1,679	830	1,341		2,171

Other income and deductions
Interest expense	(257)	1	(e),(f),(j)	(256)	(223)	(11	)(j)	(234)
Other, net	229	(117	)(e),(h),(i),(j)	112	185	(73	)(e),(h),(i)	112

Total other income and deductions	(28)	(116)		(144)	(38)	(84)		(122)

Income before income taxes	1,231	304		1,535	792	1,257		2,049
						(c	),(d),(e),
						(g	),(h),(i),
			(c),(d),(e),(f)			(j	),(k),(l),
Income taxes	436	86	(g),(h),(i),(j)	522	373	417	(m),(n)	790

Net income	795	218		1,013	419	840		1,259
Net loss attributable to noncontrolling interests	(6)	—		(6)	(6)	—		(6)

Net income on common stock	$801	$218		$1,019	$425	$840		$1,265

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(e)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(f)	Adjustment to exclude the impairment of certain wind generating assets.
(g)	Adjustment to exclude Generation’s 2013 asset retirement obligation for retired fossil power plants and 2012 decommissioning obligation for spent fuel at retired nuclear units.
(h)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(j)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(k)	Adjustment to exclude certain costs associated with various acquisitions.
(l)	Adjustment to exclude costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(m)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.
(n)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

				ComEd
	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$1,156	$—		$1,156	$1,484	$—	$1,484
Operating expenses
Purchased power	301	—		301	678	—	678
Operating and maintenance	333	(2	)(b)	331	350	—	350
Depreciation and amortization	164	—		164	157	—	157
Taxes other than income	80	—		80	81	—	81

Total operating expenses	878	(2)		876	1,266	—	1,266

Operating income	278	2		280	218	—	218

Other income and deductions
Interest expense	(74)	—		(74)	(74)	—	(74)
Other, net	7	—		7	5	—	5

Total other income and deductions	(67)	—		(67)	(69)	—	(69)

Income before income taxes	211	2		213	149	—	149
Income taxes	85	1	(b)	86	59	—	59

Net income	$126	$1		$127	$90	$—	$90

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$3,395	$—		$3,395	$4,154	$—	$4,154
Operating expenses
Purchased power	931	—		931	1,886	—	1,886
Operating and maintenance	1,020	(2	)(b)	1,018	1,000	—	1,000
Depreciation and amortization	501	—		501	458	—	458
Taxes other than income	225	—		225	224	—	224

Total operating expenses	2,677	(2)		2,675	3,568	—	3,568

Operating income	718	2		720	586	—	586

Other income and deductions
Interest expense	(503)	288	(c)	(215)	(230)	—	(230)
Other, net	18	—		18	12	—	12

Total other income and deductions	(485)	288		(197)	(218)	—	(218)

Income before income taxes	233	290		523	368	—	368
Income taxes	93	118	(b),(c)	211	149	—	149

Net income	$140	$172		$312	$219	$—	$219

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(c)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

				PECO
	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$728	$—		$728	$806	$—		$806
Operating expenses
Purchased power and fuel	289	—		289	326	—		326
Operating and maintenance	186	(2	)(b)	184	199	(3	)(b)	196
Depreciation and amortization	57	—		57	55	—		55
Taxes other than income	41	—		41	48	—		48

Total operating expenses	573	(2)		571	628	(3)		625

Operating income	155	2		157	178	3		181

Other income and deductions
Interest expense	(29)	—		(29)	(32)	—		(32)
Other, net	1	—		1	2	—		2

Total other income and deductions	(28)	—		(28)	(30)	—		(30)

Income before income taxes	127	2		129	148	3		151
Income taxes	35	1	(b)	36	25	1	(b)	26

Net income	92	1		93	123	2		125
Preferred security dividends and redemption	—	—		—	1	—		1

Net income on common stock	$92	$1		$93	$122	$2		$124

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,295	$—		$2,295	$2,396	$—		$2,396
Operating expenses
Purchased power and fuel	953	—		953	1,033	—		1,033
Operating and maintenance	554	(8	)(b)	546	574	(13	)(b)	561
Depreciation and amortization	171	—		171	161	—		161
Taxes other than income	121	—		121	122	—		122

Total operating expenses	1,799	(8)		1,791	1,890	(13)		1,877

Operating income	496	8		504	506	13		519

Other income and deductions
Interest expense	(86)	—		(86)	(94)	—		(94)
Other, net	4	—		4	6	—		6

Total other income and deductions	(82)	—		(82)	(88)	—		(88)

Income before income taxes	414	8		422	418	13		431
Income taxes	122	3	(b)	125	118	5	(b)	123

Net income	292	5		297	300	8		308
Preferred security dividends and redemption	7	—		7	3	—		3

Net income on common stock	$285	$5		$290	$297	$8		$305

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

				BGE
	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$737	$—		$737	$720	$—		$720
Operating expenses
Purchased power and fuel	346	—		346	373	—		373
Operating and maintenance	146	(2	)(b)	144	201	(1	)(b)	200
Depreciation and amortization	78	—		78	68	—		68
Taxes other than income	53	—		53	48	—		48

Total operating expenses	623	(2)		621	690	(1)		689

Operating income	114	2		116	30	1		31

Other income and deductions
Interest expense	(29)	—		(29)	(35)	—		(35)
Other, net	4	—		4	5	—		5

Total other income and deductions	(25)	—		(25)	(30)	—		(30)

Income before income taxes	89	2		91	—	1		1
Income taxes	36	1	(b)	37	—	—	(b)	—

Net income	53	1		54	—	1		1
Preference stock dividends	3	—		3	4	—		4

Net income on common stock	$50	$1		$51	$(4)	$1		$(3)

	Nine Months Ended September 30, 2013				March 12, 2012 through September 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,271	$—		$2,271	$1,388	$113	(c)	$1,501
Operating expenses
Purchased power and fuel	1,059	—		1,059	727	—		727
Operating and maintenance	450	4	(b)	454	423	(33	)(b),(c)	390
Depreciation and amortization	252	—		252	157	—		157
Taxes other than income	162	—		162	104	2	(c)	106

Total operating expenses	1,923	4		1,927	1,411	(31)		1,380

Operating income (loss)	348	(4)		344	(23)	144		121

Other income and deductions
Interest expense	(94)	—		(94)	(77)	—		(77)
Other, net	13	—		13	14	—		14

Total other income and deductions	(81)	—		(81)	(63)	—		(63)

Income (loss) before income taxes	267	(4)		263	(86)	144		58
Income taxes	107	(1	)(b)	106	(37)	59	(b),(c)	22

Net income (loss)	160	(3)		157	(49)	85		36
Preference stock dividends	10	—		10	8	—		8

Net income (loss) on common stock	$150	$(3)		$147	$(57)	$85		$28

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(c)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(374)	$—		$(374)	$(462)	$(16	)(e)	$(478)
Operating expenses
Purchased power and fuel	(372)	—		(372)	(473)	—		(473)
Operating and maintenance	(6)	(3	)(d)	(9)	(9)	(1	)(d)	(10)
Depreciation and amortization	13	—		13	13	—		13
Taxes other than income	5	—		5	4	—		4

Total operating expenses	(360)	(3)		(363)	(465)	(1)		(466)

Operating income (loss)	(14)	3		(11)	3	(15)		(12)

Other income and deductions
Interest expense	(20)	—		(20)	(20)	3	(d)	(17)
Other, net	9	—		9	6	—		6

Total other income and deductions	(11)	—		(11)	(14)	3		(11)

Loss before income taxes	(25)	3		(22)	(11)	(12)		(23)
Income taxes	(5)	(2	)(d),(e),(f)	(7)	(8)	(4	)(d),(e)	(12)

Net loss	$(20)	$5		$(15)	$(3)	$(8)		$(11)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012 (b)
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(1,094)	$(7	)(e)	$(1,101)	$(1,242)	$(31	)(e)	$(1,273)
Operating expenses
Purchased power and fuel	(1,094)	—		(1,094)	(1,266)	—		(1,266)
Operating and maintenance	(10)	(18	)(d),(f)	(28)	196	(227	)(d),(h)	(31)
Depreciation and amortization	39	—		39	36	—		36
Taxes other than income	25	—		25	15	—		15

Total operating expenses	(1,040)	(18)		(1,058)	(1,019)	(227)		(1,246)

Operating loss	(54)	11		(43)	(223)	196		(27)

Other income and deductions
Interest expense	(170)	81	(g)	(89)	(73)	3	(d)	(70)
Other, net	47	—		47	36	—		36

Total other income and deductions	(123)	81		(42)	(37)	3		(34)

Loss before income taxes	(177)	92		(85)	(260)	199		(61)
			(d),(e),(f)				(d),(e),(h)
Income taxes	(25)	(14	)(g)	(39)	(158)	131	(i)	(27)

Net loss	$(152)	$106		$(46)	$(102)	$68		$(34)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	For the nine months ended September 30, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(c)	Results reported in accordance with GAAP.
(d)	Adjustment to exclude certain costs incurred associated with the merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude a charge to earnings related to the cancellation of previously capitalized nuclear uprate projects and the impairment of certain wind generating assets.
(g)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(h)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(i)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Supply (in GWhs)
Nuclear Generation (a)
Mid-Atlantic	12,424	11,794	12,762	11,547	11,449
Midwest	23,741	22,807	23,269	23,335	23,132

Total Nuclear Generation	36,165	34,601	36,031	34,882	34,581
Fossil and Renewables (a)
Mid-Atlantic (a)(c)	2,808	2,796	3,160	2,154	2,547
Midwest	217	318	581	300	171
New England	3,609	3,132	2,392	2,368	3,953
ERCOT	2,522	1,617	733	755	2,410
Other (d)	1,913	1,431	2,254	1,358	1,813

Total Fossil and Renewables	11,069	9,294	9,120	6,935	10,894
Purchased Power
Mid-Atlantic (b)	4,289	2,616	3,233	4,332	6,811
Midwest	707	1,503	1,700	2,661	3,035
New England	2,178	1,365	1,507	2,304	1,961
New York (b)	3,565	3,073	3,511	3,678	4,026
ERCOT	3,803	4,269	4,199	6,043	7,741
Other (d)	3,244	4,998	3,703	4,172	5,372

Total Purchased Power	17,786	17,824	17,853	23,190	28,946
Total Supply/Sales by Region (f)
Mid-Atlantic (e)	19,521	17,206	19,155	18,033	20,807
Midwest (e)	24,665	24,628	25,550	26,296	26,338
New England	5,787	4,497	3,899	4,672	5,914
New York	3,565	3,073	3,511	3,678	4,026
ERCOT	6,325	5,886	4,932	6,798	10,151
Other (d)	5,157	6,429	5,957	5,530	7,185

Total Supply/Sales by Region	65,020	61,719	63,004	65,007	74,421

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Average Margin ($/MWh) (g) (h)
Mid-Atlantic (i)	$44.26	$44.64	$44.04	$48.24	$43.64
Midwest (i)	24.37	27.77	28.08	26.09	27.68
New England	10.71	11.12	7.63	3.64	13.70
New York	(2.52)	4.56	(6.27)	4.35	3.23
ERCOT	22.77	19.03	20.54	13.39	15.66
Other (d)	7.95	9.18	7.61	7.96	5.85
Average Margin—Overall Portfolio	$26.19	$27.33	$27.23	$26.52	$25.96
Around-the-clock Market Prices ($/MWh) (j)
PJM West Hub	$38.79	$37.63	$37.53	$35.94	$38.13
NiHub	32.88	31.77	30.93	28.37	34.29
New England Mass Hub ATC Spark Spread	12.56	4.96	(6.63)	3.07	12.69
NYPP Zone A	39.75	34.38	40.23	34.70	34.56
ERCOT North Spark Spread	4.39	(0.20)	(0.66)	(0.27)	3.60

	Three Months Ended
	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012
Outage Days (k)
Refueling	43	47	49	113	43
Non-refueling	5	31	6	1	40

Total Outage Days	48	78	55	114	83

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(b)	Purchased power includes physical volumes of 3,138 GWhs, 3,114 GWhs, 2,588 GWhs, 3,255 GWhs, and 3,126 GWhs in the Mid-Atlantic and 3,147 GWhs, 2,655 GWhs, 3,213 GWhs, 2,814 GWhs, and 2,997 GWhs in New York as a result of the PPA with CENG for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September, 30, 2012, respectively.
(c)	Excludes generation of Brandon Shores, H.A. Wagner and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the Exelon and Constellation merger.
(d)	Other Regions includes South, West and Canada, which are not considered individually significant.
(e)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(f)	Total sales do not include physical trading volumes of 2,499 GWhs, 1,995 GWhs, 1,572 GWhs, 2,977 GWhs, and 4,352 GWhs for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012 respectively.
(g)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(h)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(i)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(j)	Represents the average for the quarter.
(k)	Outage days exclude Salem and CENG.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2013 and 2012

	September 30, 2013	September 30, 2012 (a)
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	36,980	35,790
Midwest	69,817	69,190

Total Nuclear Generation	106,797	104,980
Fossil and Renewables (b)
Mid-Atlantic (b)(d)	8,764	6,654
Midwest	1,116	671
New England	9,133	7,597
ERCOT	4,872	5,427
Other (e)	5,598	4,555

Total Fossil and Renewables	29,483	24,904
Purchased Power
Mid-Atlantic (c)	10,138	16,498
Midwest	3,910	7,145
New England	5,050	6,966
New York (c)	10,149	7,779
ERCOT	12,271	17,259
Other (e)	11,945	13,153

Total Purchased Power	53,463	68,800
Total Supply/Sales by Region (g)
Mid-Atlantic (f)	55,882	58,942
Midwest (f)	74,843	77,006
New England	14,183	14,563
New York	10,149	7,779
ERCOT	17,143	22,686
Other (e)	17,543	17,708

Total Supply/Sales by Region	189,743	198,684

	September 30, 2013	September 30, 2012 (a)
Average Margin ($/MWh) (h) (i)
Mid-Atlantic (j)	$44.29	$43.45
Midwest (j)	26.74	30.00
New England	10.01	12.36
New York	(1.68)	7.71
ERCOT	20.82	13.75
Other (e)	8.38	5.08
Average Margin—Overall Portfolio	$26.90	$27.75
Around-the-clock Market Prices ($/MWh) (k)
PJM West Hub	$37.88	$33.23
NiHub	31.84	29.16
NEPOOL Mass Hub	3.21	7.04
NYPP Zone A	37.98	29.79
ERCOT North Spark Spread	1.17	4.39

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 8,840 GWhs and 6,670 GWhs in the Mid-Atlantic, and 9,113 GWhs and 6,536 GWhs in New York as a result of the PPA with CENG for the nine months ended September 30, 2013 and 2012, respectively.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the Exelon and Constellation merger.
(e)	Other Regions includes South, West and Canada, which are not considered individually significant.
(f)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(g)	Total sales do not include physical proprietary trading volumes of 6,066 GWhs and 9,981 GWhs for the nine months ended September 30, 2013 and 2012, respectively.
(h)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(i)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(j)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(k)	Represents the average for the nine months ended September 30, 2013 and 2012

EXELON CORPORATION

ComEd Statistics

Three Months Ended September 30, 2013 and 2012

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Retail Deliveries and Sales (a)
Residential	8,188	9,265	(11.6)%	(2.4)%	$529	$876	(39.6)%
Small Commercial & Industrial	8,680	8,939	(2.9)%	(0.1)%	322	344	(6.4)%
Large Commercial & Industrial	7,381	7,506	(1.7)%	(0.2)%	112	102	9.8%
Public Authorities & Electric Railroads	329	314	4.8%	9.1%	12	11	9.1%

Total Retail	24,578	26,024	(5.6)%	(0.8)%	975	1,333	(26.9)%

Other Revenue (b)					181	151	19.9%

Total Electric Revenue					$1,156	$1,484	(22.1)%

Purchased Power					$301	$678	(55.6)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	79	107	119	(26.2)%	(33.6)%
Cooling Degree-Days	668	859	613	(22.2)%	9.0%

Nine Months Ended September 30, 2013 and 2012

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Retail Deliveries and Sales (a)
Residential	21,154	22,345	(5.3)%	(0.7)%	$1,589	$2,372	(33.0)%
Small Commercial & Industrial	24,385	24,742	(1.4)%	(0.4)%	945	997	(5.2)%
Large Commercial & Industrial	20,932	21,048	(0.6)%	(0.4)%	327	296	10.5%
Public Authorities & Electric Railroads	997	932	7.0%	10.5%	35	32	9.4%

Total Retail	67,468	69,067	(2.3)%	(0.4)%	2,896	3,697	(21.7)%

Other Revenue (b)					499	457	9.2%

Total Electric Revenue					$3,395	$4,154	(18.3)%

Purchased Power					$931	$1,886	(50.6)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	4,116	3,035	4,048	35.6%	1.7%
Cooling Degree-Days	908	1,321	831	(31.3)%	9.3%

Number of Electric Customers	2013	2012
Residential	3,465,635	3,450,364
Small Commercial & Industrial	366,216	365,245
Large Commercial & Industrial	1,978	1,986
Public Authorities & Electric Railroads	4,860	4,795

Total	3,838,689	3,822,390

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, assistance provided to other utilities through mutual assistance programs, and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended September 30, 2013 and 2012

	Electric and Gas Deliveries				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,781	4,059	(6.8)%	0.3%	$448	$497	(9.9)%
Small Commercial & Industrial	2,142	2,245	(4.6)%	(1.5)%	109	120	(9.2)%
Large Commercial & Industrial	4,207	4,165	1.0%	2.9%	53	66	(19.7)%
Public Authorities & Electric Railroads	219	240	(8.8)%	(8.8)%	7	8	(12.5)%

Total Retail	10,349	10,709	(3.4)%	0.8%	617	691	(10.7)%

Other Revenue (b)					55	61	(9.8)%

Total Electric Revenue					672	752	(10.6)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	3,531	3,646	(3.2)%	(3.1)%	48	49	(2.0)%
Transportation and Other	6,041	5,796	4.2%	2.4%	8	5	60.0%

Total Gas	9,572	9,442	1.4%	0.2%	56	54	3.7%

Total Electric and Gas Revenues					$728	$806	(9.7)%

Purchased Power and Fuel					$289	$326	(11.3)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	36	14	35	157.1%	2.9%
Cooling Degree-Days	928	1,138	934	(18.5)%	(0.6)%

Nine Months Ended September 30, 2013 and 2012

	Electric and Gas Deliveries				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	10,134	10,154	(0.2)%	0.0%	$1,197	$1,297	(7.7)%
Small Commercial & Industrial	6,111	6,155	(0.7)%	(1.8)%	324	357	(9.2)%
Large Commercial & Industrial	11,637	11,545	0.8%	2.2%	173	179	(3.4)%
Public Authorities & Electric Railroads	712	714	(0.3)%	(0.3)%	23	24	(4.2)%

Total Retail	28,594	28,568	0.1%	0.4%	1,717	1,857	(7.5)%

Other Revenue (b)					163	171	(4.7)%

Total Electric Revenue					1,880	2,028	(7.3)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	38,888	32,301	20.4%	(0.5)%	386	344	12.2%
Transportation and Other	20,880	19,397	7.6%	2.3%	29	24	20.8%

Total Gas	59,606	51,698	15.6%	0.5%	415	368	12.8%

Total Electric and Gas Revenues					$2,295	$2,396	(4.2)%

Purchased Power and Fuel					$953	$1,033	(7.7)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	2,897	2,265	2,974	27.9%	(2.6)%
Cooling Degree-Days	1,346	1,572	1,282	(14.4)%	5.0%

Number of Electric Customers	2013	2012	Number of Gas Customers	2013	2012
Residential	1,419,837	1,416,894	Residential	455,809	452,624
Small Commercial & Industrial	148,843	148,829	Commercial & Industrial	41,591	41,338
Large Commercial & Industrial	3,114	3,103	Total Retail	497,400	493,962
Public Authorities & Electric Railroads	9,666	9,666	Transportation	909	900

Total	1,581,460	1,578,492	Total	498,309	494,862

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended September 30, 2013 and 2012

	Electric and Gas Deliveries			Revenue (in millions)
	2013	2012	% Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,557	3,830	(7.1)%	$390	$400	(2.5)%
Small Commercial & Industrial	808	881	(8.3)%	72	70	2.9%
Large Commercial & Industrial	3,882	3,996	(2.9)%	116	106	9.4%
Public Authorities & Electric Railroads	78	91	(14.3)%	8	7	14.3%

Total Retail	8,325	8,798	(5.4)%	586	583	0.5%

Other Revenue (b)				78	64	21.9%

Total Electric Revenue				664	647	2.6%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	10,642	11,147	(4.5)%	66	63	4.8%
Transportation and Other (d)	933	2,311	(59.6)%	7	10	(30.0)%

Total Gas	11,575	13,458	(14.0)%	73	73	0.0%

Total Electric and Gas Revenues				$737	$720	2.4%

Purchased Power and Fuel				$346	$373	(7.2)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	111	69	82	60.9%	35.4%
Cooling Degree-Days	567	698	588	(18.8)%	(3.6)%

Nine Months Ended September 30, 2013 and March 12, 2012 Through June 30, 2012

	Electric and Gas Deliveries			Revenue (in millions)
	2013	2012	% Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	9,849	7,107	n.m.	$1,056	$682	n.m.
Small Commercial & Industrial	2,301	1,730	n.m.	197	143	n.m.
Large Commercial & Industrial	11,046	8,782	n.m.	333	227	n.m.
Public Authorities & Electric Railroads	239	186	n.m.	23	18	n.m.

Total Retail	23,435	17,805	n.m.	1,609	1,070	n.m.

Other Revenue (b)				203	135	n.m.

Total Electric Revenue				1,812	1,205	n.m.

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	65,854	31,549	n.m.	412	153	n.m.
Transportation and Other (d)	8,128	9,076	n.m.	47	30	n.m.

Total Gas	73,982	40,625	n.m.	459	183	n.m.

Total Electric and Gas Revenues				$2,271	$1,388	n.m.

Purchased Power and Fuel				$1,059	$727	n.m.

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	3,054	2,188	2,983	n.m.	2.4%
Cooling Degree-Days	830	987	838	n.m.	(1.0)%

Number of Electric Customers	2013	2012	Number of Gas Customers	2013	2012
Residential	1,119,209	1,115,764	Residential	612,065	610,353
Small Commercial & Industrial	112,988	113,312	Commercial & Industrial	44,028	43,978
Large Commercial & Industrial	11,634	11,566	Total Retail	656,093	654,331
Public Authorities & Electric Railroads	293	319	Transportation	—	—

Total	1,244,124	1,240,961	Total	656,093	654,331

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 933 mmcfs ($5 million) and 2,311 mmcfs ($8 million) for the three months ended September 30, 2013 and 2012, respectively, and 8,128 mmcfs ($37 million) and 9,076 mmcfs ($24 million) for the nine months ended September 30, 2013 and from March 12, 2012 through September 30, 2012, respectively.